EXHIBIT 21

SUBSIDIARIES OF U.S. BANCORP

(JURISDICTIONS OF ORGANIZATION SHOWN IN PARENTHESES)

1003 College Station, LLC (Delaware)

101 Belmont Avenue, Inc. (Illinois)

1021 Anniston, Inc. (Illinois)

111 Tower Investors, Inc. (Minnesota)

126 Luciana, Inc. (Illinois)

1380-1390 Pear Avenue, LLC (California)

1409 Webb Street, Inc. (Illinois)

14707 Colfax, Inc. (Illinois)

1717 Ninth Street, Inc. (Illinois)

17351 W. Sunset Blvd., Inc. (Illinois)

180 North Robertson, LLC (California)

1823 Southpark, LLC (Delaware)

1900-2200 Powell Street, LLC (California)

2045 Myrtle House, LLC (Arizona)

212 Keech Street, Inc. (Illinois)

235 Pharr Road, Inc. (Illinois)

2490 Moriah, Inc. (Illinois)

273 W Alpine Street Apartments LLC (California)

275 Columbiana, Inc. (Illinois)

2800 McCulloch Blvd. LLC (California)

295 Concord, Inc. (Illinois)

300 S. Euclid Street LLC (California)

30643-30685 Union City Blvd., Inc. (California)

310 Brentwood, Inc. (Illinois)

329 Front Street, Inc. (Illinois)

367 Genesee, Inc. (Illinois)

3812-3825 Branding Iron Place, LLC (California)

40 South Main Street Corporation (Illinois)

4110 Midland, LLC (Delaware)

445 South Street, Inc. (Illinois)

4696 San Felipe Road, LLC (California)

4905 Waco, LLC (Delaware)

632 Lindero Canyon LLC (California)

689 North Capitol Avenue, LLC (California)

910 NE Third Avenue, Inc. (Illinois)

928-950 Hornblend, LLC (California)

Access Mortgage Solutions, LLC (Delaware)

Allen Street, Corp. (Illinois)

Andover Hospitality, Inc. (Illinois)

Arbors/Havenwood Holdings, Inc. (Illinois)

Armada Ontario Development LLC (California)

Armour Boulevard Property, Inc. (Illinois)

Azusa Monrovia Holdings, LLC (California)

Bannings Homes, LLC (California)

Barstow Holdings, LLC (California)

BEG Homes, LLC (California)

Bremerton Suites, Corp. (Illinois)

Brooks Avenue Holdings, Inc. (Illinois)

Canterbury Crossing, Inc. (Illinois)

Cavender Financial, Inc. (Illinois)

CC 223 Andover Park East Tukwila, LLC (Washington)

CC 3150 Touti Joliet, LLC (Illinois)

CC Merrillville, LLC (Indiana)

C’est La Vie, Inc. (Minnesota)

CF Title Co. (Delaware)

Cheyenne Court, Inc. (Illinois)

College Avenue/Willow Ventures, Inc. (Illinois)

Daimler Title Co. (Delaware)

DCT Burnet Townhomes, LLC (California)

Downtown Mall Associates Limited Partnership (Minnesota)

DRH Investment, Inc. (California)

DSL Service Company (California)

Eclipse Funding, LLC (Delaware)

Elan Life Insurance Company, Inc. (Arizona)

Elavon Canada Company (Canada)

Elavon Do Brasil Solucoes De Pagamento S.A. (Brazil)

Elavon European Holdings B.V. (Netherlands)

Elavon European Holdings C.V. (Netherlands)

Elavon Financial Services Limited (Ireland)

Elavon Latin American Holdings, LLC (Delaware)

Elavon Merchant Services Mexico, S. de R.L. de C.V. (Mexico)

Elavon Mexico Holding Company, S.A. de C.V. (Mexico)

Elavon Operations Company, S. de R.I. de C.V. (Mexico)

Elavon Puerto Rico, Inc. (Puerto Rico)

Elavon Services Company, S. de R.I. de C.V. (Mexico)

Elavon, Inc. (Georgia)

EuroConex Belgium BVBA (Belgium)

EuroConex GB Ltd. (United Kingdom)

EuroConex Technologies Limited (Ireland)

Evans & 17th Street, LLC (Wyoming)

Fairfield Financial Group, Inc. (Illinois)

First Bank LaCrosse Building Corp. (Wisconsin)

First LaCrosse Properties (Wisconsin)

Firstar Capital Corporation (Ohio)

Firstar Development, LLC (Delaware)

Firstar Realty, L.L.C. (Illinois)

Firstar Trade Services Corporation (Wisconsin)

Fixed Income Client Solutions, LLC (Delaware)

Forecom Challenger, Inc. (Illinois)

Forecom Properties, Inc. (Minnesota)

Galaxy Funding, Inc. (Delaware)

Gregory Street Properties, Inc. (Illinois)

GTLT, Inc. (Delaware)

Harvard Avenue Property, LLC (Georgia)

HOF Financial I, LLC (Delaware)

Holdings at Cedar Post, Inc. (Illinois)

Holyoke Financial, Inc. (Illinois)

Homewood/Flossmoor Office Properties, Inc. (Illinois)

Hooper Real Estate Holdings, LLC (California)

Hotel Eleven New Member, LLC (Delaware)

Housing Capital Company (Minnesota)

HPM, Inc. (Montana)

HTD Leasing LLC (Delaware)

HVT, Inc. (Delaware)

Jackson Street Holdings, Inc. (Illinois)

Key Merchant Services, LLC (Delaware)

Lilac Ranch Development LLC (California)

LM Orlando Hospitality, Inc. (Illinois)

Long Beach 4th Place LLC (California)

Mandalay Bay Development LLC (California)

Marcella Holdings, Inc. (Illinois)

Marketplace Retail Associates, LLC (California)

MB-DVR Town Center Associates, LLC (California)

MBS-UI Sub-CDE XVI, LLC (Delaware)

Meade Court, Inc. (Illinois)

Mercantile Mortgage Financial Company (Illinois)

Midwest Indemnity Inc. (Vermont)

Mississippi Valley Life Insurance Company (Arizona)

Mitchell Development, LLC (California)

MMCA Lease Services, Inc. (Delaware)

MMH Property Holdings, LLC (Delaware)

Morse/Oakley Property, Inc. (Illinois)

MS Homes, LLC (California)

Murrieta Apartments, LLC (California)

New Cottonwood Holdings, LLC (California)

NFC Sahara Corporation (Nevada)

NILT, Inc. (Delaware)

North Pullman 111th, Inc. (Illinois)

North Pullman Maryland, Inc. (Illinois)

North Pullman Properties, Inc. (Illinois)

North Pullman Woodlawn, Inc. (Illinois)

Northwest Boulevard, Inc. (Minnesota)

NuMaMe, LLC (Delaware)

Old 215 Frontage Road LLC (California)

On Iowa Street Associates LLC (California)

One Eleven Investors LLC (Delaware)

Ontario Area 23 Homes, LLC (California)

Ontario Area 8 Development LLC (California)

Ontario West Haven Development LLC (California)

Orange Avenue Homes, LLC (California)

P.I.B., Inc. (Minnesota)

Pacific-Odyssey Development LLC (California)

Palmdale 1000 Development LLC (California)

Park Bank Initiatives, Inc. (Illinois)

Park National Deferred Exchange Corporation (Illinois)

Park West Properties, Inc. (Illinois)

Parkside Financial, Inc. (Illinois)

Plainsboro Financial, Inc. (Illinois)

Plaza Towers Holdings, LLC (Minnesota)

Polaris Mart LLC (California)

Pomona Financial Services, Inc. (California)

Portage Properties, Inc. (Illinois)

Portland Tower Investors LLC (Delaware)

Pullman Park Development, LLC (Illinois)

Pullman Park Investment Fund I, LLC (Missouri)

Pullman Transformation, Inc. (Delaware)

Quasar Distributors, LLC (Wisconsin)

Rampart Hospitality, Inc. (Illinois)

RBC Community Development Sub 3, LLC (Delaware)

Redwood Capital Finance Company, LLC (Delaware)

Rio Vista Property, LLC (California)

RIVT, Inc. (Delaware)

Roosevelt Texas Holdings, Inc. (Missouri)

Ross Ranch Development LLC (California)

RTRT, Inc. (Delaware)

SA California Group, Inc. (Minnesota)

SA Challenger, Inc. (Minnesota)

SA Group PGI 7&8, Inc. (Minnesota)

SA Group Properties, Inc. (Minnesota)

SA Ladd Tower, LLC (Delaware)

SA PGA, LLC (Delaware)

San Jacinto Property Holdings LLC (California)

SCR Crossing, Inc. (Illinois)

Silver Oaks Homes, LLC (California)

Sixth & Redwood LLC (California)

South Carolina Crossing Holdings, Inc. (Illinois)

South Central Mortgage Solutions, LLC (Delaware)

Southbridge Financial, Inc. (Illinois)

Sycada Holdings Company (Delaware)

Syncada, LLC (Delaware)

Tanglewood Hospitality Venture, Inc. (Illinois)

Tanglewood Management Services, Inc. (Illinois)

Tarquad Corporation (Missouri)

The Miami Valley Insurance Company (Arizona)

Tiburon Communities Acquisition, LLC (Delaware)

TMTT, Inc. (Delaware)

Trails 96 Development LLC (California)

Turner Empire Development LLC (California)

Tuscany Woods Holdings, Inc. (Illinois)

U.S. Bancorp Advantage LLC (Minnesota)

U.S. Bancorp Asset Management, Inc. (Delaware)

U.S. Bancorp Community Development Corporation (Minnesota)

U.S. Bancorp Community Investment Corporation (Delaware)

U.S. Bancorp Construction Funding, Inc. (Minnesota)

U.S. Bancorp Foundation (Minnesota)

U.S. Bancorp Fund Services, LLC (Wisconsin)

U.S. Bancorp Government Leasing and Finance, Inc. (Minnesota)

U.S. Bancorp Insurance and Investments, Inc. (Wyoming)

U.S. Bancorp Insurance Company, Inc. (Vermont)

U.S. Bancorp Insurance Services of Montana, Inc. (Montana)

U.S. Bancorp Insurance Services, LLC (Wisconsin)

U.S. Bancorp Investments, Inc. (Delaware)

U.S. Bancorp Missouri Low-Income Housing Tax Credit Fund, LLC (Missouri)

U.S. Bancorp Mortgage Professionals, LLC (Delaware)

U.S. Bancorp National Account Services LLC (Delaware)

U.S. Bancorp Service Providers LLC (Delaware)

U.S. Bancorp Title Services, Inc. (Wisconsin)

U.S. Bank National Association (a nationally chartered banking association)

U.S. Bank National Association ND (a nationally chartered banking association)

U.S. Bank Trust Company, National Association (a nationally chartered banking association)

U.S. Bank Trust National Association (a nationally chartered banking association)

U.S. Bank Trust National Association SD (a nationally chartered banking association)

U.S. Bank Trustees Limited (United Kingdom)

USB Advantage Investment, LLC (Delaware)

USB Americas Holdings Company (Delaware)

USB Capital Resources, Inc. (Delaware)

USB Capital VIII (Delaware)

USB Capital IX (Delaware)

USB Capital X (Delaware)

USB Capital XI (Delaware)

USB Capital XII (Delaware)

USB Capital XIII (Delaware)

USB European Holdings Company (Delaware)

USB Funding LLC (Delaware)

USB Global Investments, LLC (Delaware)

USB Leasing LLC (Delaware)

USB Leasing LT (Delaware)

USB Lending Support Services, LLC (Delaware)

USB Netherlands B.V. (Netherlands)

USB Realty Corp. (Delaware)

USB Trade Services Limited (Hong Kong)

USBCDE, LLC (Delaware)

USBIS Credit Insurance Services, Inc. (Montana)

Village Green Homes, LLC (California)

Villagio Property Holdings, LLC (California)

Voyager Fleet Systems, Inc. (Delaware)

VT Inc. (Alabama)

Warren & Devonshire LLC (California)

West 47th Street Corporation (Illinois)

Westford Street Ventures, Inc. (Illinois)

Westmont Financial, Inc. (Illinois)

WMF Mortgage Services, LLC (Delaware)

Yucaipa Retail Development, LLC (California)